Exhibit 10.21

Certain information has been excluded as marked by [*] from this exhibit because it (i) is not material and (ii) would be competitively harmful if publicly disclosed.

EQUITY KICKER AND REGISTRATION RIGHTS AGREEMENT

This Equity Kicker and Registration Rights Agreement (this “Agreement”) dated as of December 26th 2025, is made between EXYN TECHNOLOGIES, INC. (“Borrower”) and MAXIMCASH SOLUTIONS, LLC as lender (the “Lender” or “Holder”), pursuant to that certain Business Loan and Security Agreement entered into as of the date hereof between the parties hereto (the “Loan Agreement”). All capitalized terms not otherwise defined herein shall have the meanings set forth in the Loan Agreement.

RECITALS

A.	Borrower and Lender have contemporaneously entered into that certain Loan Agreement dated December 26th 2025 as of the date hereof pursuant to which, among other covenants and representations and warranties

B.	As additional consideration for the Loan, the Company has agreed to issue equity securities to Holder upon the consummation of the Company’s initial public offering.

C.	The parties desire to set forth their respective rights and obligations with respect to such equity issuance and related registration rights.

Now, therefore, for consideration duly received it is hereby agreed as follows:

1.            Equity Kicker Issuance. Upon the consummation of the Company’s firmly underwritten initial public offering of equity securities (the “IPO”), the Company shall issue to Maximcash Solutions LLC, that number of shares of the Company’s (or the publicly traded successor entity’s) common stock having an aggregate value of One Hundred Twenty Thousand Dollars ($120,000), calculated based on the public offering price per share in the IPO (the “Equity Kicker Shares”). The Equity Kicker Shares shall be duly authorized, validly issued, fully paid and non-assessable, and shall be issued in the name of Maximcash Solutions LLC. The Equity Kicker Shares and related rights are independent of, and shall not be subordinated to, any equity or conversion rights of Neolync Holdings Ltd. or any other creditor or equity holder, and no third-party consent shall be required for their issuance, registration, resale, or enforcement.

2.            Registration Rights; IPO Registration Statement. The Company shall include the Equity Kicker Shares as selling shareholder shares in the registration statement filed with the U.S. Securities and Exchange Commission in connection with the IPO (the “Registration Statement”). Without limiting the foregoing, the Company shall:

(a)	List Maximcash Solutions LLC as a selling shareholder in the Registration Statement;

(b)	Register the Equity Kicker Shares for resale under the Securities Act of 1933, as amended; and

(c)	Cause the Registration Statement to be declared effective on or prior to the closing of the IPO.

The Company shall not enter into any underwriter lock-up or contractual restriction that would prohibit or materially impair Holder’s resale rights expressly set forth herein.

3.            Bleed-Out; Staged Resale. Notwithstanding the effectiveness of the Registration Statement, Holder’s resale of the Equity Kicker Shares shall be subject to the following staged resale provisions:

(a)	At IPO Closing: Holder may sell up to fifty percent (50%) of the Equity Kicker Shares;

(b)	Post-IPO Period: The remaining fifty percent (50%) of the Equity Kicker Shares may be sold commencing thirty (30) days following the IPO closing date.

4.            IPO Failure Backstop. If the Company has not consummated an initial public offering on or before June 30, 2026, then, at Lender’s election, the Company shall either:

(i)	issue the Equity Kicker Shares based on a valuation reasonably determined by Lender, or

(ii)	pay Lender a cash equity kicker in the amount of $120,000, which amount shall be due and payable immediately.

5.            Further Assurances. The Company shall execute and deliver such documents and take such actions as may be reasonably requested by Holder to effectuate the intent of this Agreement, including selling shareholder questionnaires, transfer agent instructions, and customary IPO documentation.

6.            Lender May Perform. If the Borrower fails to perform any agreement contained herein, the Lender may itself perform, or cause performance of, such agreement, and the expenses of the Agent and/or Lender incurred in connection therewith shall be payable by Borrower.

7.            Survival. The rights and obligations set forth in this Agreement shall survive repayment in full of the Loan and termination of the Loan Agreement.

8.            Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Utah without regard to conflict-of-laws principles.

Signature Page

The undersigned hereby, as a duly and appointed authorized agent of Borrower and each Secured Guarantor, and in each signer’s individual as a Guarantor, affirm that each has read and understand the terms and conditions of, consent to and agree to be bound by, the attached Agreement and the attached Authorization Agreement.

Borrower: EXYN TECHNOLOGIES, INC.

/s/ Brandon Torres Declet	12/26/2025
Signature of Authorized Officer of Borrower	Date

Brandon Torres Declet	CEO
Printed Name of Signer	Title of Signer

[*]
Tax ID of Borrower

Guarantor: EXYN TECHNOLOGIES, INC.

/s/ Brandon Torres Declet	12/26/2025
Signature of Authorized Officer of Borrower	Date

Brandon Torres Declet
Printed Name of Signer

Secured Guarantor: EXYN TECHNOLOGIES, INC.

/s/ Brandon Torres Declet	12/26/2025
Signature of Authorized Officer of Borrower	Date

Brandon Torres Declet	CEO
Printed Name of Signer	Title of Signer

[*]
Tax ID of Borrower

For Lenders Use Only: This Agreement has been received and accepted by Lender in Utah after being signed by Borrower and any Guarantor(s) (including any Secured Guarantor(s))

Lender: MAXIMCASH SOLUTIONS LLC

/s/ Stephen Cherner	12/26/2025
Signature of Authorized Officer of Lender	Date

Stephen Cherner	CEO
Printed Name of Signer	Title of Signer